Exhibit 99.1

MODEM MEDIA, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Marc C. Particelli, President and Chief Executive Officer of Modem Media, Inc. (“the Company”), and Frank J. Connolly, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report of the Company on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Marc C. Particelli	/s/ Frank J. Connolly, Jr.
Marc C. Particelli	Frank J. Connolly, Jr.
President and Chief Executive Officer	Chief Financial Officer

August 14, 2002